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                                                                    EXHIBIT 99.1




                        ENHANCE FINANCIAL SERVICES GROUP INC.

                       NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (AS AMENDED DECEMBER 11, 1997)


1.   PURPOSE

     The purpose of this Plan is to provide, through the grant under the Plan of options to purchase shares of Common Stock to Non-Employee-Directors, a means to attract and retain qualified persons to serve as Non-Employee Directors and to provide to such persons long-term incentives for sustained high levels of performance and for unusual efforts to improve the financial performance of the Company.

2.   DEFINITIONS

     Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2.

     BENEFICIARY: A person or entity (including a trust or estate), designated in writing by an optionee on such forms and in accordance with such terms and conditions as the Board may prescribe, to whom the optionee's rights under the Plan shall pass in the event of the death of the optionee or, if there be no such person or entity so designated, or if such person or entity is not alive or in existence at the time of the optionee's death, such other person to whom such optionee's rights under the Plan shall pass by will or by the laws of descent or distribution.

     BOARD OF DIRECTORS OR BOARD: The Board of Directors of Enhance. If the Plan is being administered by a committee appointed by the Board pursuant to paragraph 9(a) below, the terms "Board" and "Board of Directors" shall include such committee, except for purposes of paragraph 9(a) and Section 11.

     CODE: The Internal Revenue Code of 1986, as amended and in effect from time to time.

     COMMITTEE: Such committee of the Board of Directors as may be designated to administer the Plan pursuant to the provisions of paragraph 9(a) below.


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     COMMON STOCK: The common stock of Enhance, par value $.10 per share, or such other class of shares or other securities or property as may be applicable pursuant to the provisions of Section 7.

     COMPANY: Enhance and its present and future Subsidiaries.

     ENHANCE: Enhance Financial Services Group Inc., a New York corporation, and its successors and assigns.

     FAIR MARKET VALUE: The fair market value of a share of Common Stock, which shall be equal to the closing sales price of the Common Stock, as reported in the NYSE consolidated transaction reporting system, on the date of determination of Fair Market Value or, if such date is not a business day, on the business day immediately prior to the date of such determination.

     INSURANCE SUBSIDIARY: A corporation or other form of business association engaged solely or primarily in the writing of insurance 100% of the capital stock (or other ownership interest) of which is owned directly by Enhance.

     NYSE: The New York Stock Exchange, Inc.

     NON-EMPLOYEE-DIRECTOR: A member of the Board of Directors of Enhance or any Insurance Subsidiary who is not an officer or employee of Enhance or any Subsidiary; provided, that for purposes hereof, the Chairman of the Board of Enhance shall not, solely by virtue of such position, be considered an officer of Enhance.

     OPTION: An option granted under the Plan to purchase shares of Common
Stock.

     PLAN: The Enhance Financial Services Group Inc. Non-Employee-Director Stock Option Plan herein set forth as the same may from time to time be amended.

     RULE 16B-3: As applied on a specific date, Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as then in effect or any comparable provision that may have replaced such Rule and then be in effect.

     SUBSIDIARY: A corporation or other form of business association of whose capital stock (or other ownership interests) having more than 50% of the voting power is owned or controlled, directly or indirectly, by Enhance.

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3.   STOCK SUBJECT TO THIS PLAN

     (a) Subject to the provisions below of paragraph 3(c) and of Section 7, the maximum number of shares of Common Stock which may be issued and sold under the Plan, and are hereby reserved for issuance and sale pursuant to the Plan shall not exceed 400,000 shares of Common Stock, subject to adjustment to allow for anti-dilution pursuant to paragraph 7(a).

     (b) Authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by Enhance specifically for use under the Plan or otherwise, may be used for purposes of the Plan, provided, however, that any shares acquired or held by Enhance shall, unless and until transferred to an optionee in accordance with the terms and conditions of an Option, be and at all times remain treasury shares of Enhance, irrespective of whether such shares are entered in a special account for purposes of the Plan, and shall be available for any corporate purpose.

     (c) If any shares of Common Stock subject to an Option shall not be issued and shall cease to be issuable because of the expiration or termination, in whole or in part, of such Option or for any other reason, the shares not so issued shall no longer be charged against the limitations provided for in paragraph (a) above of this Section 3 and shall again be available for issuance pursuant to Options.

4.   ELIGIBILITY

     Each Non-Employee-Director shall be eligible to receive Options in accordance with Section 5. Each Option granted under the Plan shall be evidenced by an agreement or certificate in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the terms and conditions set forth in Sections 5 and 6.

5.   GRANT OF OPTIONS

     (a) Each Non-Employee-Director as of March 26, 1992 shall receive an Option (a "March 1992 Option") to purchase for 10 years 2,000 shares of Common Stock, subject to adjustment as provided in Section 7.

     (b) On December 31 of each year commencing December 31, 1992, each Non-Employee-Director shall automatically receive an Option to purchase for ten years 2,000 shares of Common Stock, subject to adjustment as provided in Section 7.

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     (c) On December 31 of each year commencing December 31, 1997 each
Non-Employee-Director shall automatically receive an Option to purchase for ten years an additional 1,500 shares of Common Stock for an aggregate total of 3,500 shares of Common Stock, subject to adjustment as provided in Section 7.

6.   OPTIONS

     Options shall be subject to the following provisions:

     (a) Subject to the provisions of Section 7, the purchase price per share shall be 100% of the Fair Market Value of a share of Common Stock on the date the Option is awarded. The purchase price shall be paid in cash or, if so provided in the Option (and subject to such terms and conditions as are specified in the Option), in shares of Common Stock or other property surrendered to Enhance or in a combination of cash and such shares or other property. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. Any such other property thus surrendered shall be valued at its fair market value on the date of exercise on any reasonable basis established or approved by the Board. If so provided in the Option (and subject to such terms and conditions as are specified in the Option), in lieu of the foregoing methods of payment, any portion of the purchase price of the shares to be issued or transferred may be paid by full recourse promissory note in such form and containing such provisions (which may but need not provide for interest, for pledging of the shares purchased, and for payment of the note at the election of the optionee in cash or in shares of Common Stock or other property surrendered to Enhance) as the Board may approve; provided that (i) if the Board permits any such note to be paid by surrender of shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of such surrender, and (ii) if the Board permits any such note to be paid by surrender of other property, such other property shall be valued at its fair market value on any reasonable basis established or approved by the Board.

     (b) One-half of the number of shares subject to an Option other than a March 1992 Option shall become exercisable on a cumulative basis, on each of the first two anniversaries of the date of the award. One half of each March 1992 Option shall become exercisable on the later to occur of (i) the day following the date on which the shareholders of Enhance shall have approved the Plan as contemplated by Section 8 and (ii) December 31, 1992, and the other half shall become exercisable on December 31, 1993. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. No fractional shares shall be issued pursuant to the exercise of an Option, and no cash payment shall be made in lieu of fractional shares.

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     (c) Each Option shall be exercisable during the life of the optionee only by the optionee, or the optionee's guardian or legal representative, and after death only by the optionee's Beneficiary.

Notwithstanding the foregoing provisions of this paragraph (c) or any other provision of this Plan, no Option shall be exercisable after the expiration of a period of ten years and one month from the date the Option is granted.

     (d) Options shall be granted for such lawful consideration as may be provided in the Option or as the Board of Directors may determine.

     (e) No option or any right thereunder may be assigned or transferred except to a Beneficiary of the optionee.

7.   ADJUSTMENT PROVISIONS

     (a) In the event that any recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall, in connection with a merger or consolidation of Enhance or a sale by Enhance of all or a part of its assets, be exchanged for a different number or class of shares of stock or other securities or property of Enhance or any other entity or person, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (a) the number and class of shares that may be issued pursuant to Options thereafter granted, (b) the number and class of shares that may be issued under outstanding Options, and (c) the purchase price to be paid per share under outstanding and future Options, shall in each case be equitably adjusted.

     (b) Upon any merger or consolidation in which Enhance is not the surviving corporation or a dissolution or liquidation of Enhance, all outstanding Options shall terminate provided that all holders of outstanding Options shall be furnished with written notice of the proposed merger, consolidation, dissolution or liquidation contemporaneously with the mailing to stockholders of Enhance of notice of the meeting of stockholders at which such proposed transaction is to be considered. The foregoing shall be of no effect in the case of such a merger or consolidation if provision is made in writing in connection therewith for the continuance of the Plan and for the assumption of Options theretofore granted or the substitution for such Options of new options covering the shares of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments, in which event the Plan and the Options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided.

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     (c) At the discretion of the Board, any Option may provide that, upon the occurrence of any of certain specified events determined by the Board, including a change in control of the Company (as such may be defined by the Board in its discretion in any agreement granting an Option, which definition need not be identical for all such agreements), such Option shall, to the extent not theretofore exercisable, become immediately exercisable in its entirety notwithstanding any other provision of the Option or the Plan.

     (d) In the event of a merger or consolidation of Enhance with a third party which is proposed to be accounted for as a pooling of interests, the optionee as to each outstanding Option shall, if so requested by Enhance and notwithstanding any other provision of such Option, agree, as a condition to the exercisability of such Option, not to sell, assign, or gift or in any other way reduce his or her risk relative to the shares of Common Stock issuable pursuant to such Option and all other shares of Common Stock owned by such optionee for such period after the consummation of such merger or consolidation as Enhance shall, upon the advice of its outside accountants, conclusively determine as necessary to ensure that such merger or consolidation may be validly accounted for as a pooling of interests.

     (e) Adjustments under paragraphs 7(a) and 7(b) shall be made by the Board, whose determination as to what adjustments will be made and the extent thereof shall be final, binding, and conclusive. No fractional interests shall be issued under the Plan resulting from any such adjustments. The Board shall give prompt notice to each optionee affected thereby of the occurrence of any event giving rise to any adjustment, which notice shall set forth the new purchase price after giving effect to the adjustment, provided that such adjustment shall be effective whether or not such notice is given.

8.   TERM

     The Plan shall become effective upon the date of its adoption by the Board, subject, however, to approval by the shareholders of Enhance within twelve months next following such adoption. Prior to such approval, the Board may in its sole discretion grant or authorize the granting of Options provided the exercisability thereof shall be deferred until, and expressly subject to the condition that, the Plan shall have been so approved. If the Plan is not so approved by the shareholders of Enhance, the Plan and all Options granted hereunder shall be automatically cancelled. The Plan shall terminate at the close of business on March 26, 2002, and no Option may thereafter be granted, but such termination shall not affect any Options theretofore granted. No Option shall be granted under this Plan after the number of shares authorized for issuance hereunder have been exhausted, but the Plan shall continue in effect thereafter with respect to Options theretofore granted.

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9.   ADMINISTRATION

     (a) The Plan shall be administered by the Board. If and to the extent the Board so directs, the Plan shall be administered by a Committee of three or more persons selected by the Board from its own membership.

     (b) The Board may establish such rules and regulations not inconsistent with the provisions of this Plan as it may deem necessary for the proper administration of this Plan and may amend or revoke any rule or regulation so established. The Board shall, subject to the provisions of the Plan, have full power to interpret and administer the Plan, and to prescribe the form of the agreement embodying awards of Options made hereunder. The interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive on Enhance, its shareholders, the Subsidiaries, all optionees and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

     (c) Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

10.  GENERAL PROVISIONS

     (a) No shares of Common Stock shall be issued or transferred pursuant to an Option unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to Enhance, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by Enhance and whether or not otherwise required by the terms of the optionee's Option, give assurances satisfactory to counsel to Enhance, in respect of such matters as Enhance or an Insurance Subsidiary may deem desirable to assure compliance with all applicable legal requirements and take any reasonable action to comply with such requirements.

     (b) No provision of this Plan shall be interpreted or construed to obligate Enhance to register the shares issuable or transferable hereunder under the Securities Act of 1933 or any other federal or state securities law. No sale or other disposition of shares of Common Stock issued upon the exercise of any Option may be made unless and until Enhance's counsel is satisfied that the shares have been registered under the Securities Act of 1933 and any other applicable federal or state securities laws or that an exemption from such registration is available. Certificates evidencing any shares of Common Stock issued upon the exercise of any Option shall be legended in such manner as Enhance's counsel may deem to be necessary or appropriate to

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reflect the provisions of this paragraph 10(b).

     (c) No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through such person, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Option except as to such shares of Common Stock, if any, as shall have been issued to such person upon the exercise of any Option.

     (d) Enhance may make such provisions as it may deem appropriate for the withholding of any taxes which Enhance determines it is required to withhold in connection with any Option. The Board may, in its sole discretion and subject to such rules as it may adopt, permit an optionee to elect to satisfy any such withholding obligation, in whole or in part, by having Enhance withhold shares of Common Stock that are otherwise issuable upon the exercise of such Option and have a Fair Market Value equal to the amount required to be withheld, or by surrendering to Enhance previously - acquired shares of Common Stock that have such a Fair Market Value.

     (e) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees or consultants generally, or to any class or group of such persons, which Enhance now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

     (f) In no event shall Options be considered compensation to an optionee for purposes of any other plan of the Company (including any pension, profit-sharing, severance pay or other employee benefit plans) in determining benefits to which such optionee may be entitled under such plan.

     (g) By accepting any benefits under the Plan, each optionee, and each person claiming under or through each optionee, shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by Enhance, its agents and employees, and the Board.

     (h) The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of New York, the state in which Enhance is incorporated, but

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without giving effect to the principles of conflicts of laws thereof.  Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     (i) The use of the singular shall include within its meaning the plural and vice versa.


11.  AMENDMENT AND TERMINATION

     (a) This Plan may be amended or terminated by the Board at any time and in any respect, provided that, without the approval of the shareholders of Enhance, no amendment shall be made which (i) increases the maximum number of shares of Common Stock that may be issued or transferred pursuant to Options, as provided in paragraph 3(a), (ii) except as may be required or desirable to conform the Plan to the federal or state securities laws and regulations that may apply to it from time to time, withdraws the administration of the Plan from the Board or Committee, (iii) permits any person who is not a Non-Employee-Director to be granted an Option, (iv) changes the minimum exercise price of any Option or extends the maximum exercise term of any Option or otherwise materially increases the benefits accruing to participants in the Plan, or (v) amends this
Section 11.

     (b) No amendment or termination of the Plan by the Board of Directors or the shareholders of Enhance shall affect adversely any Option theretofore granted without the consent of the holder thereof.

     (c) The provisions of Section 4,5 and 6 of the Plan shall not be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules promulgated thereunder.





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